         As filed with the Securities and Exchange Commission on October 1, 2003
                                       Investment Company Act File No. 811-21352

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------
                                    FORM N-2

                        (CHECK APPROPRIATE BOX OR BOXES)

     [ ]     REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
     [X]                       Amendment No. 1

                                  ------------

                        SEI OPPORTUNITY MASTER FUND, L.P.
                        ---------------------------------
               (Exact name of Registrant as Specified in Charter)

                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19456
                        --------------------------------
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (610) 676-1114

                             Todd B. Cipperman, Esq.
                   c/o SEI Investments Management Corporation
                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19456
                        --------------------------------
                     (Name and Address of Agent for Service)

                                    COPY TO:
                             Bryan Chegwidden, Esq.
                                Ropes & Gray LLP
                              45 Rockefeller Plaza
                          New York, New York 10111-0087
   -------------------------------------------------------------------------

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an "accredited investor" in Regulation D under the Securities Act and a "qualified client" within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, as amended. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in Registrant.

================================================================================

                        SEI OPPORTUNITY MASTER FUND, L.P.

                              CROSS REFERENCE SHEET
                                  PARTS A AND B

ITEM NO.   REGISTRATION STATEMENT CAPTION             CAPTION IN PART A OR PART B
1.         Outside Front Cover                        Not Required

2.         Inside Front and Outside Back Cover        Not Required
           Page

3.         Fee Table and Synopsis                     Fee Table

4.         Financial Highlights                       Not Required

5.         Plan of Distribution                       Not Required

6.         Selling Shareholders                       Not Required

7.         Use of Proceeds                            Not Required

8.         General Description of the Registrant      General Description of the Registrant

9.         Management                                 Management

10.        Capital Stock, Long-Term Debt, and         Capital Stock, Long-Term Debt, and
           Other Securities                           Other Securities

11.        Defaults and Arrears on Senior             Not Applicable
           Securities

12.        Legal Proceedings                          General Information

13.        Table of Contents of the Statement of      Not Applicable
           Additional Information

14.        Cover Page                                 Not Applicable

15.        Table of Contents                          Not Applicable

16.        General Information and History            Not Applicable

17.        Investment Objective and Policies          Investment Objective and Policies

18.        Management                                 Management

19.        Control Persons and Principal              Control Persons and Principal Holders of
           Holders of Securities                      Securities

20.        Investment Advisory and Other Services     Investment Advisory and Other Services

21.        Brokerage Allocation and Other             Brokerage Allocation and Other Practices
           Practices

22.        Tax Status                                 Tax Status

23.        Financial Statements                       Financial Statements

                                     PART C

The information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of the Registration Statement.

                                     PART A

         Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of SEI Opportunity Fund, L.P. (the "Feeder Fund"), as filed with the Securities and Exchange Commission (the "SEC") on August 29, 2003 (the "Feeder Fund's Registration Statement on Form N-2").

         ITEM 3. FEE TABLE.

         This table describes the fees and expenses that you will pay if you buy and hold Interests in SEI Opportunity Master Fund, LLC (the "Master Fund"). Because the Master Fund has not been operational for a full year, many of these expenses are estimates.

Annual Expenses (as a percentage of net assets of the Master Fund):

Management Fee                                                  1.00%
Other Expenses (1)                                              0.15%
Total Annual Expenses                                           1.15%

                     Example                                1 Year   3 Years   5 Years    10 Years
                                                            ------   -------   -------    --------
You would pay the following expenses on a $1,000
investment in the Master Fund, assuming a 5% annual
return:                                                      $12     $37         $63        $140

----------
(1) "Other Expenses" are estimated based on Master Fund net assets of $100 million and anticipated expenses for the first year of the Master Fund's operations, and includes professional fees and other expenses, including, without limitation, offering costs of the Master Fund, including custody fees and expenses.

         The purpose of this table is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear directly or indirectly. For a more complete description of the various fees and expenses of the Master Fund, see the section entitled "Management" in the Feeder Fund's prospectus included in the Feeder Fund's Registration Statement on Form N-2. The Example is based on the expenses set forth in the table above and should not be considered a representation of the Master Fund's future expenses. Actual expenses of the Master Fund may be higher or lower than those shown. Moreover, the annual return may be greater or less than the hypothetical 5% return in the table above; if the annual return were greater, the amount of fees and expenses would increase.

         ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT.

         The Master Fund is registered under the 1940 Act as a closed-end, non-diversified management investment company. The Master Fund was established as a limited liability company under the laws of the State of Delaware on May 13, 2003 and converted to a limited partnership under the laws of the State of Delaware on June 30, 2003. Interests in the Master Fund are being issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act of 1933, as amended (the "Securities Act"). Investments in the Master Fund may be made only by "accredited investors," as defined in Regulation D under the Securities Act, and "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

         The Master Fund's objective is to seek to achieve an attractive risk-adjusted return with moderate volatility and moderate directional market exposure over a full market cycle. "Directional market exposure" refers to the degree to which the Master Fund's performance correlates either with the performance of the public securities market or with the inverse of the performance of the public securities market. Through investments in Hedge Funds, the Master Fund intends to attempt to reduce its directional market exposure. Information on the Master Fund's investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled "Investment Objective and Strategies" and "Risk Factors" in the Feeder Fund's prospectus included in the Feeder Fund's Registration Statement on Form N-2.

         ITEM 9. MANAGEMENT

         A description of how the business of the Master Fund is managed is incorporated herein by reference from the section entitled "Management" in the Feeder Fund's prospectus included in the Feeder Fund's Registration Statement on Form N-2. The following list identifies the specific sections of the Feeder Fund's prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

         ITEM 9.1(a) Management - Board of Directors

         ITEM 9.1(b) Management - The Adviser

         ITEM 9.1(c) Management - The Sub-Adviser

         ITEM 9.1(d) Management - Other Service Providers

         ITEM 9.1(e) Management - Other Service Providers

         ITEM 9.1(f) The Master Fund will bear all of the expenses of its own operations, including, but not limited to, the advisory fee payable to SEI Investments Management Corporation, the Master Fund's investment adviser, fees to SEI Investments Global Funds Services, the Master Fund's administrator, fees to SEI Private Trust Company, the Master Fund's custodian, accounting, brokerage, custody, transfer, registration, interest, finder's fees, legal, accounting, audit, tax preparation, investment banking, research, indemnification, tax and other operational expenses, broker-dealer expenses and extraordinary expenses.

         ITEM 9.1(g) Not Applicable

         ITEM 9.2(a) Not Applicable

         ITEM 9.2(b) Not Applicable

         ITEM 9.2(c) Not Applicable

         ITEM 9.2(d) Not Applicable

         ITEM 9.3 None.

         ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

         ITEM 10.1.  CAPITAL STOCK

         The Master Fund is organized as a limited partnership under the laws of the State of Delaware and intends to be classified as a partnership for income tax purposes. An investor in the Master Fund (an "Investor") will be a limited partner in the Master Fund and his or her rights in the Master Fund will be established and governed by the Agreement of Limited Partnership of the Master Fund dated June 30, 2003 (as amended from time to time, the "Partnership Agreement"), which is attached as Appendix A hereto. An Investor and his or her advisers should carefully review the Partnership Agreement as each Investor will agree to be bound by its terms and conditions. The following is a summary description of certain provisions of the Partnership Agreement. The description of such provisions is not definitive and reference should be made to the complete text of the Partnership Agreement.


         The security purchased by an Investor is a limited partnership interest (an "Interest") in the Master Fund. All Interests shall be fully paid and nonassessable. Investors shall have no preemptive or other rights to subscribe for any additional Interests.



          The management and operation of the Master Fund and its business and affairs will be vested solely in a board of directors (the "Board" or the "Directors"). In no event shall any Investor, in his or her capacity as such, have any role in the management of the Master Fund's affairs. The Investors shall have power to vote only: (i) for the election of Directors as provided in the following paragraph; (ii) with respect to any amendment of the

Partnership Agreement, to the extent and as provided therein; (iii) with respect to a conversion of the Master Fund to an open-end management investment company, pursuant to the provisions of the Partnership Agreement; and (iv) with respect to such additional matters relating to the Master Fund as may be required by the Partnership Agreement, the Master Fund's By-Laws, applicable law or any registration of the Master Fund with the SEC or any state, or as the Board may consider necessary or desirable. With respect to any matter, the Investors shall vote in proportion to their capital account balances as of the record date applicable to the consideration of such matter. There shall be no cumulative voting in the election of Directors. The Investors may vote in person or by proxy. Unless the Board in its sole discretion determines otherwise, only matters set forth in the notice of a meeting may be voted on by Investors at a meeting. From time to time, the Board may seek to obtain voting instructions from Investors, in which case the Board will establish such procedures and protocols as it deems to be appropriate under the circumstances.


         The Partnership Agreement provides that on any matter submitted to a vote of all Investors, all Investors entitled to vote shall vote together. There will normally be no meetings of Investors for the purpose of electing members of the Board except that, in accordance with the 1940 Act: (i) the Master Fund will hold an Investors' meeting for the election of members of the Board at such time as less than a majority of the members of the Board holding office have been elected by Investors of the Master Fund; and (ii) if, as a result of a vacancy on the Board, less than two-thirds of the members of the Board holding office have been elected by the Investors, that vacancy may be filled only by a vote of the Investors.

         The Board (or its designated agent) may admit Investors to the Master Fund from time to time upon the execution by a prospective investor of an appropriate signature page to the Partnership Agreement or upon the completion and execution, and the acceptance of the same by the Board (or its designated agent), of a subscription agreement in a form specified by the Board (or its designated agent) from time to time. The Board (or its designated agent) has the right to refuse to accept investments in the Master Fund for any reason. Interests will be issued only in a transaction or transactions not requiring registration under the Securities Act.


          The Master Fund may be dissolved (i) by written determination of the Board to dissolve the Master Fund; (ii) upon the entry of a decree of judicial dissolution under Section 17-802 of the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. Section 18-101, et seq. (as amended from time to time, the "Delaware Act"); or (iii) upon the withdrawal of the General Partner, unless
(a) at such time there remains at least one general partner who elects to continue the business of the Master Fund, (b) the Board, by majority vote, elects to continue the business of the Master Fund and appoint, effective as of the date of the withdrawal of SEI Funds, Inc., the Master Fund's general partner (the "General Partner"), one or more additional general partners, or (c) within 90 days after the withdrawal, Investors whose Capital Account balances represent in the aggregate at least a majority of the total balance of all Capital Accounts entitled to vote, elect to continue the business of the Master Fund and appoint, effective as of the date of the General Partner's withdrawal, one or more additional general partners.


         The Board may, without the vote of the Investors, (i) cause the Master Fund to convert to a corporation, statutory trust or association, a real estate investment trust, a common-law trust, a general partnership (including a limited liability partnership) or a limited liability company, organized, formed or created under the laws of the State of Delaware, as permitted pursuant to Section 17-219 of the Delaware Act and (ii) in connection with any such conversion, to cause any outstanding Interests to be exchanged or converted into securities of or interests in the business form into which the Master Fund is converted under or pursuant to any state or federal statute to the extent permitted by law.


          The Master Fund has agreed, on each closing date on which the Master Fund accepts investments that is after its initial closing date (the "Admission Date") and within one year of the Admission Date (a "Subsequent Closing Date"), to repurchase all or a portion of the Interests of SEI Investments Company, the seed investor in the Master Fund (the "Seed Investor"), in an amount equal to the lesser of (i) the then net asset value of the Seed Investor's Interest, and
(ii) the Master Fund's net asset value (after giving effect to any investments accepted by the Master Fund on such Subsequent Closing Date and the payment of any Master Fund expenses) less ten million dollars; provided, however, that in the event the Board or the Adviser determines that such repurchase would create a risk that the Master Fund or any feeder fund would be treated as a publicly traded partnership, the Board or the Adviser may determine to suspend some or all of such repurchases. At such time as the Seed Investor's Capital Account is reduced to zero, the Seed Investor will be deemed to have automatically withdrawn from the Master Fund. Any repurchases made by the Master Fund on a Subsequent Closing Date are expected to be conducted in accordance with Rule 13e-4 under the Securities Exchange Act of 1934, as amended.


         ITEM 10.2. LONG-TERM DEBT.

         Not applicable.

         ITEM 10.3. GENERAL.

         Not applicable.

         ITEM 10.4. TAXES.

         Information on the taxation of the Master Fund is incorporated by reference from the section entitled "Tax Considerations" in the Feeder Fund's prospectus included in the Feeder Fund's Registration Statement on Form N-2.

         ITEM 10.5. OUTSTANDING SECURITIES.

         As of the date of filing of this Registration Statement, there are no securities of the Master Fund outstanding.

         ITEM 10.6. SECURITIES RATINGS.

         Not applicable.

         ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES.

         Not applicable.

         ITEM 12. LEGAL PROCEEDINGS.

         Information on legal proceedings of the Master Fund is incorporated by reference from the section entitled "General Information--Legal Proceedings" in the Feeder Fund's prospectus included in the Feeder Fund's Registration Statement on Form N-2.

         ITEM 13. TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

         Not applicable.

                                                                      Appendix A

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        SEI OPPORTUNITY MASTER FUND, L.P.

                                TABLE OF CONTENTS


ARTICLE 1 -  DEFINITIONS..................................................................................................   1

ARTICLE 2 -  GENERAL PROVISIONS...........................................................................................   1
    SECTION 2.1.   Formation of the Limited Partnership...................................................................   1
    SECTION 2.2.   Fund Name..............................................................................................   2
    SECTION 2.3.   Purposes of the Fund...................................................................................   2
    SECTION 2.4.   Fiscal Year............................................................................................   2
    SECTION 2.5.   Ownership of Interests.................................................................................   2
    SECTION 2.6.   Status of Interests and Limitation of Personal Liability...............................................   2

ARTICLE 3 -  MANAGEMENT OF THE FUND.......................................................................................   3
    SECTION 3.1.   Board of Directors.....................................................................................   3
    SECTION 3.2.   Reliance by Third Parties..............................................................................   7
    SECTION 3.3.   Advisory, Management and Distribution Contracts........................................................   7
    SECTION 3.4.   Indemnification and Limitation of Liability............................................................   8
    SECTION 3.5.   Compensation...........................................................................................  11

ARTICLE 4 -  INVESTORS' RIGHTS, VOTING POWERS AND MEETINGS................................................................  11
    SECTION 4.1.    No Management or Control..............................................................................  11
    SECTION 4.2.    Voting Powers.........................................................................................  11
    SECTION 4.3.    Meetings..............................................................................................  12
    SECTION 4.4.    Quorum and Required Vote..............................................................................  12
    SECTION 4.5.    Action by Written Consent.............................................................................  13
    SECTION 4.6.    Record Dates..........................................................................................  13
    SECTION 4.7.    Investors' Rights to Records..........................................................................  13
    SECTION 4.8.    Additional Provisions.................................................................................  13

ARTICLE 5 -  ADMISSION OF INVESTORS; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; ALLOCATIONS.................................  13
    SECTION 5.1.   Admission of Investors; Capital Contributions..........................................................  13
    SECTION 5.2.   Rights of Investors to Capital.........................................................................  14
    SECTION 5.3.   Capital Accounts.......................................................................................  14
    SECTION 5.4.   Allocation of Net Profit and Net Loss..................................................................  15
    SECTION 5.5.   Allocation of Special Items............................................................................  15
    SECTION 5.6.   Tax Allocations........................................................................................  15
    SECTION 5.7.   Reserves...............................................................................................  16
    SECTION 5.8.   Allocation of Organizational Expenses..................................................................  16
    SECTION 5.9.   Distributions..........................................................................................  16

ARTICLE 6 -  TRANSFERS AND REPURCHASES....................................................................................  17
    SECTION 6.1.   Transfer of Interests of Investors.....................................................................  17
    SECTION 6.2.   Withdrawal and Expulsion of Investors..................................................................  18
    SECTION 6.3.   Repurchase of Interests................................................................................  18
    SECTION 6.4.   Conversion to Open End Management Investment Company...................................................  20

ARTICLE 7 -  TERM AND DISSOLUTION OF THE FUND.............................................................................  20
    SECTION 7.1.   Term...................................................................................................  20
    SECTION 7.2.   Events Not Causing Dissolution.........................................................................  20

ARTICLE 8 -  LIQUIDATION OF THE FUND......................................................................................  20

ARTICLE 9 -  ACCOUNTING AND REPORTING PROVISIONS..........................................................................  21
    SECTION 9.1.   Books and Accounts.....................................................................................  21
    SECTION 9.2.   Tax Elections..........................................................................................  21
    SECTION 9.3.   Tax Matters Partner....................................................................................  21
    SECTION 9.4.   Valuation of Assets....................................................................................  21

ARTICLE 10 -  GENERAL PARTNER.............................................................................................  22
    SECTION 10.1.  General Partner........................................................................................  22
    SECTION 10.2.  Additional General Partners............................................................................  22
    SECTION 10.3.  Withdrawal of General Partner..........................................................................  22
    SECTION 10.4.  No Right of Removal of General Partner.................................................................  22

ARTICLE 11 -  MISCELLANEOUS PROVISIONS....................................................................................  22
    SECTION 11.1.  Principal Place of Business; Registered Agent and Office...............................................  22
    SECTION 11.2.  Force Majeure..........................................................................................  23
    SECTION 11.3.  Applicable Law.........................................................................................  23
    SECTION 11.4.  Provisions in Conflict with Law or Regulation..........................................................  23
    SECTION 11.5.  Waivers................................................................................................  23
    SECTION 11.6.  Construction...........................................................................................  23
    SECTION 11.7.  Amendments.............................................................................................  24
    SECTION 11.8.  Execution..............................................................................................  24
    SECTION 11.9.  Binding Effect.........................................................................................  25
    SECTION 11.10. Severability...........................................................................................  25
    SECTION 11.11. Confidential Information...............................................................................  25
    SECTION 11.12. Power of Attorney......................................................................................  25
    SECTION 11.13. Merger and Consolidation; Conversion...................................................................  26
    SECTION 11.14. Applicability of 1940 Act and Registration Statement...................................................  27
    SECTION 11.15. Discretion.............................................................................................  27

                                                          APPENDIX A
    Definitions..........................................................................................................   A-1

                        SEI OPPORTUNITY MASTER FUND, L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP

         THIS AGREEMENT OF LIMITED PARTNERSHIP (as in effect from time to time, the "Agreement") of SEI Opportunity Master Fund, L.P. (the "Fund") is made as of June 30, 2003, by and among the General Partner, the initial Investor and those Persons who may hereafter be admitted to the Fund as Investors in accordance with the provisions hereof.

         WHEREAS, SEI Opportunity Master Fund, LLC, a Delaware limited liability company, wishes to convert from a limited liability company to a Delaware limited partnership pursuant to Section 18-216 of the Delaware LLC Act;

         WHEREAS, the Fund will be formed under the Delaware Act, pursuant to
(a) the Fund's Certificate of Conversion from a Limited Liability Company to a Limited Partnership and (b) the Fund's Certificate of Limited Partnership, each filed in the office of the Secretary of State of the State of Delaware on June 30, 2003;

         WHEREAS, the parties hereto wish to enter into this Agreement to set out their respective rights, obligations and duties;

         WHEREAS, the General Partner has determined to irrevocably delegate its authority to manage the business and affairs of the Fund to the Board of Directors, pursuant to Section 17-403 of the Delaware Act; and

         WHEREAS, the parties hereto intend that the Fund shall have the ability to exercise all powers and privileges granted to a limited partnership formed under the laws of the State of Delaware, and particularly, the Delaware Act;

         NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                            ARTICLE 1 - DEFINITIONS

         For purposes of this Agreement, capitalized terms shall have the meanings set forth in Appendix A hereto.

                         ARTICLE 2 - GENERAL PROVISIONS

         SECTION 2.1. FORMATION OF THE LIMITED PARTNERSHIP

         The Fund will be organized as a Delaware limited partnership by the filing of its Certificate of Limited Partnership and its Certificate of Conversion from a Limited Liability Company to a Limited Partnership in the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act. This Agreement shall be effective as of the date of such filings.

         SECTION 2.2. FUND NAME

         The name of the Fund shall be "SEI Opportunity Master Fund, L.P." or such other name as the Board of Directors shall designate. All business of the Fund shall be conducted under the Fund name.

         SECTION 2.3. PURPOSES OF THE FUND

         The principal purposes of the Fund are as follows: to acquire, hold, sell and generally deal or invest in Securities (including, in particular, equity interests issued by limited partnerships, limited liability companies, business trust and similar business vehicles whose primary business is investing in securities and other financial instruments but that are not registered or required to register as investment companies under the 1940 Act) and other assets and property; to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Securities, assets or other property held or owned by the Fund from time to time; and to engage in any business related thereto or useful in connection therewith.

         The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Fund, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Fund by the Delaware Act and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

         SECTION 2.4. FISCAL YEAR

         The fiscal year of the Fund (the "Fiscal Year") shall be the period commencing on the Closing Date and ending on the first March 31st following the closing, and thereafter each period commencing on April 1st of each year and ending on the earlier of (i) March 31st of the immediately following year and
(ii) the termination of the Fund; provided, however, that the Board of Directors may change the Fiscal Year in its discretion.

         SECTION 2.5. OWNERSHIP OF INTERESTS

         The ownership of Interests shall be recorded on the books of the Fund or a transfer or similar agent for the Fund. No certificates certifying the ownership of Interests shall be issued except as the Board of Directors may otherwise determine from time to time.

         SECTION 2.6. STATUS OF INTERESTS AND LIMITATION OF PERSONAL LIABILITY

         Interests shall be deemed to be personal property giving only the rights provided in this instrument. The ownership of Interests shall not entitle the Investors to any title in or to the whole or any part of Fund property or right to call for a partition or division of the same or for an accounting. Every Investor by virtue of having become an Investor shall be held to have expressly assented and agreed to the terms of this Agreement and to have become a party to this Agreement. Neither the General Partner, the Fund nor the Board of Directors, nor any officer, employee or agent of the Fund, shall have any power to bind personally any Investor, nor, except as specifically provided herein, to call upon any Investor for the payment of any sum of money or assessment whatsoever other than such as the Investor may at any time personally agree to pay.

                       ARTICLE 3 - MANAGEMENT OF THE FUND

         SECTION 3.1. BOARD OF DIRECTORS

         (a) The management and control of the business and affairs of the Fund is hereby delegated by the General Partner to a board of directors (the "Board of Directors") pursuant to Section 17-403 of the Delaware Act; provided however that the General Partner shall take such action with respect to the Fund as is specifically provided in this Agreement. As a result of the delegation of the General Partner's duties herein, the General Partner shall be responsible for performing only the following duties with respect to the Fund: (1) to execute and file with the office of the Secretary of State of the State of Delaware the Certificate of Limited Partnership and any amendments thereto or restatements thereof required to be filed pursuant to the Delaware Act; (2) to execute and file any other certificates required to be filed on behalf of the Fund with the office of the Secretary of State of the State of Delaware; (3) to execute any amendments to or restatements of this Agreement in accordance with the terms of this Agreement (including the Bylaws); and (4) to perform any other action that the Delaware Act requires be performed by a general partner of a limited partnership (and which may not be performed by a delegate of a general partner).

         (b) Except as otherwise provided in Section 3.1(a), the management and operation of the Fund and its business and affairs shall be, and hereby is, vested solely in the Board of Directors, and the Persons constituting the Board of Directors shall be directors of the Fund (each, a "Director," and collectively, the "Directors"), and in no event shall any Investor as such have any role in the management of the Fund's affairs. Subject to any voting powers of Interests as set forth in this Agreement or by resolution of the Board of Directors, the Board of Directors shall be governed as set forth in this Section
3.1. The number of Directors shall be fixed by the Board of Directors, provided that subsequent to the Closing Date, there shall be not less than three Directors. Any vacancies, including vacancies existing by virtue of an increase in the number of Directors, occurring in the Board of Directors may be filled by the Board of Directors, except that in the case of any vacancy occurring after the Closing Date, only if, immediately after filling any such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the Investors. In the event that at any time less than a majority of the Directors then holding office were elected to such office by the Investors, the Board of Directors shall call a meeting of Investors in accordance with the provisions of Section 4.3 for the purpose of electing Directors. Each Director elected by the Investors or by the Board of Directors shall serve until the next meeting of Investors called for the purpose of electing Directors and until the election and qualification of his or her successor or until he or she sooner dies, resigns or is removed. The initial Directors, each of whom shall serve until the first meeting of Investors at which Directors are elected and until his or her successor is elected or qualified, or until he or she sooner dies, resigns or is removed, shall be Nina Lesevoy, Robert A. Nesher and George Sullivan and such other persons as the Director or Directors then in office shall, prior to the Closing Date, appoint. By signing this Agreement or a Subscription Agreement, an Investor admitted on the Closing Date shall be deemed to have voted for the election of each of the

Directors holding office on the Closing Date pursuant to the previous sentence. By vote of a majority of the Directors then in office, the Board of Directors may remove a Director with or without cause. At any meeting of Investors called for the purpose, a Director may be removed, with or without cause, by vote of the Investors representing in the aggregate at least two-thirds of the combined Capital Account balances of all the Investors. Any Director may resign at any time by written instrument signed by him or her and delivered to any officer of the Fund or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Fund, no Director resigning and no Director removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

         The death, resignation, removal, declaration as bankrupt or incapacity of one or more Directors, or of all of them, shall not operate to dissolve the Fund or to revoke any existing agency created pursuant to the terms of this Agreement. Whenever a vacancy in the Board of Directors shall occur, until such vacancy is filled as provided herein or in the Bylaws, or while any Director is physically or mentally incapacitated, the Director(s) in office, regardless of the number, shall have all the powers granted to the Board of Directors and shall discharge all the duties imposed upon the Board of Directors by this Agreement, and a certificate signed by a majority of the other Director(s) of such vacancy, absence or incapacity, shall be conclusive.

         (c) Subject to the provisions of this Agreement, the business of the Fund shall be managed by the Board of Directors, and it shall have all powers necessary or convenient to carry out that responsibility including the power to engage in transactions of all kinds on behalf of the Fund, including all the powers granted to a board of directors of an investment company registered under the 1940 Act. Without limiting the foregoing, the Board of Directors may adopt Bylaws not inconsistent with this Agreement providing for the regulation and management of the affairs of the Fund and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Investors; they may, subject to Section 3.1(b), remove a Director from their number with or without cause; they may, subject to Section 3.1(b), fill vacancies in their number (including any vacancies created by an increase in the number of Directors and any vacancies created by the removal of a Director); they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of two or more Directors which may exercise the powers and authority of the Board of Directors to the extent that the Directors determine; they may employ one or more custodians of the assets of the Fund and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of Securities or with a Federal Reserve Bank; they may retain a transfer agent or a shareholder servicing agent, or both; they may provide for the distribution of Interests by the Fund, through one or more principal underwriters or otherwise; they may set record dates for the determination of the eligibility of Investors to vote with respect to various matters; and in general they may delegate such authority as they consider desirable to any officer of the Fund, to any committee of the Board of Directors and to any agent or employee of the Fund or to any such custodian or underwriter.

         Without limiting the foregoing, the Board of Directors shall have power and authority:

                  (i). To invest and reinvest cash, and to hold cash uninvested;

                  (ii). To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Fund;

                  (iii). To vote or give assent, or exercise any rights of ownership, with respect to stock or other Securities, assets or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Board of Directors shall deem proper, granting to such person or persons such power and discretion with relation to Securities, assets or property as the Board of Directors shall deem proper;

                  (iv). To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of Securities, assets or other property;

                  (v). To hold any Security, asset or other property in a form not indicating any ownership by the Fund, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

                  (vi). To allocate assets, liabilities and expenses of the Fund among the Capital Accounts of the Investors;

                  (vii). To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any Security which is held by the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any Security held by the Fund;

                  (viii). To join with others in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any Security, asset or other property with, or transfer any Security, asset or other property to, any such committee, depositary or trustee, and to delegate to any of them such power and authority with relation to any Security, asset or other property (whether or not so deposited or transferred) as the Board of Directors shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board of Directors shall deem proper;

                  (ix). To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any debt, obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Fund;

                  (x). To enter into, form, own, invest in and acquire shares of or interests in joint ventures, general or limited partnerships and any other combinations or associations;

                  (xi).    To borrow funds or other property;

                  (xii). To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

                  (xiii). To purchase and pay for entirely out of Fund property such insurance as the Board of Directors may deem necessary or appropriate for the conduct of the Fund's business, including without limitation insurance policies insuring the assets of the Fund and the payment of distributions and principal on its portfolio investments, and insurance policies insuring the Investors, Directors, officers, employees, agents, Advisers or Subadvisers, principal underwriters or independent contractors of the Fund individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Director, officer, employee, agent, Adviser or Subadviser, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Fund would have the power to indemnify such person against liability;

                  (xiv). To enter into or engage in forward commitments, futures contracts and swap contracts and to buy and sell options on futures contracts or swap contracts and to buy, sell or enter into transactions with respect to any Securities, assets or other property;

                  (xv). To make such filings under the Delaware Act (other than any that must be executed by the General Partner) as may be necessary or desirable to give effect to the provisions of this Agreement or any amendments thereto;

                  (xvi). To exercise such further rights and powers incidental or related to any or all of the foregoing or as may be necessary or desirable in connection with the conduct of the Fund's business and to carry out its purposes, except as and to the extent expressly limited or prohibited by this Agreement; and

                  (xvii). To engage in any other lawful act or activity in which limited partnerships organized under the Delaware Act may engage.

         The Board of Directors shall not in any way be bound or limited by any present or future law or custom in regard to investments by fiduciaries. The Board of Directors shall not be required to obtain any court order to deal with any assets of the Fund or take any other action hereunder.

         Except as otherwise provided herein, by law or from time to time in the Bylaws, any action to be taken by the Board of Directors may be taken by a majority of the Directors present at a meeting of the Board of Directors (a quorum being present), within or without Delaware, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Directors then in office.

         The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in a director of a Delaware corporation and
(ii) each Director who is not an "interested person" of the Fund, as such term is defined by the 1940 Act, shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company, as such term is defined under the 1940 Act.

         (d) The Board of Directors may cause title to all or any portion of the assets of the Fund, including, without limiting the generality of the foregoing, title to all or any portion of any Securities, to be held in the name of a nominee or trustee, in street name or in such other manner as the Board of Directors may, from time to time, deem advisable. The Board of Directors may hold any assets of the Fund in bearer form and deposit any Securities, assets or other property with a custodian or in a depository, clearing corporation or similar corporation, either domestic or foreign, including with or in the Adviser or any Affiliate thereof, and may deposit or invest any cash or other assets in one or more money market mutual funds or other accounts of any Person.

         (e) Without limiting the generality of the other powers and authority granted to the Board of Directors hereunder, the Board of Directors is authorized to (i) pay out of the assets of the Fund all Fund Expenses and (ii) reimburse out of the assets of the Fund any Person providing services to the Fund for the payment of any Fund Expenses.

         (f) The Board of Directors shall have the authority in its sole discretion to establish and maintain such cash or cash equivalent reserves as it deems appropriate in connection with the business of the Fund, including without limitation reserves for fees and expenses, working capital purposes and potential claims, if any.

         SECTION 3.2. RELIANCE BY THIRD PARTIES

         Notwithstanding any other provision of this Agreement, any contract, instrument or act of the Board of Directors on behalf of the Fund shall be conclusive evidence in favor of any third party dealing with the Fund that the Board of Directors has the authority, power and right to execute and deliver such contract or instrument or to take such act on behalf of the Fund.

         SECTION 3.3. ADVISORY, MANAGEMENT AND DISTRIBUTION CONTRACTS

         Subject to such requirements and restrictions as may be set forth in the Bylaws, this Agreement or the 1940 Act, the Board of Directors may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Fund with SEI Investments Management Corporation, a Delaware corporation ("SEI"), or any other Person to serve as Adviser; and any such contract may contain such other terms as the Board of Directors may determine, including, without limitation, authority for the Adviser (i) to determine from time to time without prior consultation with the Board of Directors what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested and to make changes in the Fund's investments and (ii) to delegate all or any part of its authority thereunder to one or more Subadvisers. The Board of Directors may also, at any time and from time to time, contract with the Adviser or any other Person, appointing it exclusive or nonexclusive distributor, principal underwriter or placement agent for the Interests, every such contract to comply with such requirements and restrictions, if any, as may be set forth in the Bylaws; and any such contract may contain such other terms as the Board of Directors may determine. The Board of Directors is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Fund, as the Board of Directors determines to be in the best interests of the Fund.

         The fact that:

                  any of the Investors, Directors or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, member, manager, adviser, subadviser, principal underwriter, placement agent, distributor or Affiliate or agent of or for any partnership, corporation, trust, association, limited liability company or other organization, or of or for any parent or Affiliate of any organization, with which an advisory, subadvisory or management contract, or principal underwriter's or distributor's contract, or placement agreement or transfer, shareholder servicing or other agency contract may have been or may hereafter be made with the Fund, or that any such organization, or any parent or Affiliate thereof, is an Investor of or has an interest in the Fund, or that any partnership, corporation, trust, association, limited liability company or other organization (or any Affiliate hereof) with which an advisory, subadvisory or management contract, or principal underwriter's or distributor's contract, or placement agreement or transfer, shareholder servicing or other agency contract may have been or may hereafter be made by the Fund also has an advisory, subadvisory or management contract, or principal underwriter's or distributor's contract, placement agreement or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, limited liability companies or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Investor, Director or officer of the Fund from voting upon or executing the same or create any liability or accountability to the Fund or its Investors.

         SECTION 3.4. INDEMNIFICATION AND LIMITATION OF LIABILITY

         (a) Subject to the provisions of Sections 3.4(b) and 3.4(i) hereof, to the fullest extent that indemnification and limitations on the liability of the General Partner, the Directors and officers are permitted by the Delaware Act, the Fund shall indemnify the General Partner, each of the Fund's Directors and officers (including its Directors or officers who serve at the Fund's request as directors, officers, members, partners or trustees of another organization in which the Fund has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding to be liable to the Fund or its Investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including reasonable counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Fund in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under this Section 3.4, provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Fund shall be insured against losses arising from any such advance payments or (iii) either a majority of the disinterested Directors acting on the matter (provided that a majority of the disinterested Directors then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article 3.

         (b) As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the Fund or its Investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (i) approved, after notice that it involves such indemnification, by at least a majority of the disinterested Directors acting on the matter (provided that a majority of the disinterested Directors then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person is not liable to the Fund or its Investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or
(ii) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person is not liable to the Fund or its Investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section 3.4 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section
3.4 as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Fund or its Investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

         (c) The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Section 3.4, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Director" is a Director who is not an "interested person" of the Fund as defined in
Section 2(a)(19) of the 1940 Act (or who has been exempted from being an "interested person" by any rule, regulation or order of the Commission), and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article 3 shall affect any rights to indemnification to which personnel of the Fund, other than Directors or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Fund to purchase and maintain liability insurance on behalf of any such person; provided, however, that the Fund shall not purchase or maintain any such liability insurance in contravention of applicable law, including without limitation the 1940 Act. For purposes of the determination or opinion referred to in clauses (a) and (b) of this Section 3.4, the majority of disinterested Directors acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

         (d) In case any Investor or former Investor shall be held to be personally liable solely by reason of his or her being or having been an Investor and not because of his or her acts or omissions or for some other reason, the Investor or former Investor (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Fund against all loss and expense arising from such liability.

         (e) All persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund for payment under such credit, contract or claim; and neither the Investors, the General Partner, the Directors, nor any of the Fund's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Agreement shall protect any General Partner or Director against any liability to which such General Partner or Director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of the General Partner or the office of Director.

         (f) The exercise by the Board of Directors of its powers and discretions hereunder shall be binding upon everyone interested.

         (g) No person dealing with the General Partner or the Board of Directors shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the General Partner or the Board of Directors or to see to the application of any payments made or property transferred to the Fund or upon its order.

         (h) The General Partner, an officer or Director shall be liable for its, his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such General Partner, officer or Director, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The General Partner, officers and Directors may (but shall not be required to) take advice of counsel or other experts with respect to all matters, including the meaning and operation of this Agreement, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice, but nothing herein contained shall protect the General Partner, any officer, or Director against any liability to which it, he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its, his or her office. The General Partner, officers and Directors shall not be required to give any bond as such, nor any surety if a bond is required.

         (i) The General Partner and the Directors shall not be responsible or liable in any event for any neglect or wrongdoing of any other Person, including any officer, agent, employee, Adviser, Subadviser or principal underwriter of the Fund; the General Partner shall not be responsible for the act or omission of any Director; and no Director shall be responsible for the act or omission of any other Director or of the General Partner. Nothing herein contained, however, shall protect the General Partner or any Director against any liability to which it, he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         (j) Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Fund, the General Partner or the Directors or any of them in connection with the Fund shall be conclusively deemed to have been issued, executed or done only in or with respect to its, their, his or her capacity as the General Partner, Directors or Director, as the case may be, and such General Partner, Directors or Director shall not be personally liable thereon.

         SECTION 3.5. COMPENSATION

         The Board of Directors may, from time to time, fix a reasonable amount of compensation to be paid by the Fund to the General Partner and the Directors. Nothing herein shall in any way prevent the employment of any Director for advisory, management, legal, accounting, investment banking or other services and payment of the same by the Fund.

            ARTICLE 4 - INVESTORS' RIGHTS, VOTING POWERS AND MEETINGS

         SECTION 4.1. NO MANAGEMENT OR CONTROL

         Except as expressly provided in this Agreement, no Investor as such shall take part in or interfere in any manner with the management of the business and affairs of the Fund or have any right or authority to act for or bind the Fund. An Investor may be a Director or officer of the Fund, in which event such Investor's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions of this Agreement or as provided in the Delaware Act.

         SECTION 4.2. VOTING POWERS

         Subject to any voting powers of Interests as set forth elsewhere in this Agreement or by resolution of the Board of Directors, the Investors shall have the voting powers set forth in this Section 4.2. The Investors shall have power to vote only (i) for the election of Directors and other related matters as provided in Section 3.1, (ii) with respect to any amendment of this Agreement to the extent and as provided in Section 11.7, (ii) with respect to a conversion of the Fund to an open-end management investment company pursuant to the provisions of Section 6.4 and (iii) with respect to such additional matters relating to the Fund as may be required by this Agreement, the Bylaws, applicable law or any registration of the Fund with the Commission or any state, or as the Board of Directors may consider necessary or desirable. With respect to any matter, the Investors shall vote in proportion to their Capital Account balances as of the record date applicable to the consideration of such matter and shall vote together. There shall be no cumulative voting in the election of Directors. The Investors may vote in person or by proxy. Unless the Board of Directors, in its sole discretion, determines otherwise, only matters set forth in the notice of a meeting may be voted on by Investors at a meeting. From time to time, the Board of Directors may seek to obtain voting instructions from Investors, in which case the Board of Directors shall establish such procedures and protocols as it deems to be appropriate under the circumstances.

         SECTION 4.3. MEETINGS

         Meetings of the Investors may be called by the Board of Directors for the purpose of electing Directors as provided in Section 3.1 and for such other purposes as may be prescribed by law, by this Agreement or by the Bylaws. Meetings of the Investors may also be called by the Board of Directors from time to time for the purpose of taking action upon any other matter deemed by the Directors to be necessary or desirable. A meeting of Investors may be held at any place designated by the Board of Directors. Written notice of any meeting of Investors, stating the time and place of the meeting, shall be given or caused to be given by the Board of Directors to each Investor at least seven days before such meeting by mailing such notice, postage prepaid, to the address an Investor has most recently furnished to the Fund or its agent or by transmitting such notice by facsimile or other electronic means to the telephone or facsimile number or e-mail or other electronic address an Investor has most recently furnished to the Fund or its agent. Failure to receive notice of a meeting on the part of any Investor shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Whenever notice of a meeting is required to be given to an Investor under this Agreement or the Bylaws, a written waiver thereof, executed before or after the meeting by such Investor or his, her or its attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         SECTION 4.4. QUORUM AND REQUIRED VOTE

         Subject to any voting powers of Interests as set forth elsewhere in this Agreement or by resolution of the Board of Directors, the provisions set forth in this Section 4.4 shall apply to meetings and votes of Investors. Except when a larger quorum is required by law, by the Bylaws or by this Agreement, Investors with Capital Account balances representing in aggregate thirty per centum (30%) of the aggregate Capital Account balances of all Investors and who are entitled to vote shall constitute a quorum at a meeting of Investors. Any meeting of Investors may be adjourned from time to time by the vote of Investors whose Capital Account balances in the aggregate represent more than one-half of the aggregate Capital Account balances of all Investors present at such meeting in person or by proxy and who are entitled to vote and have voted with respect to such adjournment, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, the vote of Investors whose Capital Account balances in the aggregate represent more than one-half of the aggregate Capital Account balances of all Investors present at such meeting in person or by proxy and who are entitled to vote shall decide any questions and the vote of a plurality (measured by Capital

Account balances of Investors) shall elect a Director, except when a larger vote is required by any provision of this Agreement or the Bylaws or by law.

         SECTION 4.5. ACTION BY WRITTEN CONSENT

         Any action taken by Investors may be taken without a meeting if Investors whose Capital Account balances in the aggregate represent more than one-half of the total Capital Account balances of all Investors entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Agreement or the Bylaws or by law) consent to the action in writing and such written consents are delivered to the officer or agent of the Fund having custody of the records of the meetings of Investors and are filed therewith. The effective date of any action taken by Investors by written consent shall be the date by which the appropriate officer or agent of the Fund shall have received the requisite consents for such action. Unless otherwise determined by the Board of Directors, no written consent shall be effective to take the action referred to therein unless, within 90 days of the date the first such consent is properly delivered to the appropriate officer or agent of the Fund, written consents signed by a sufficient number of Investors to take action are delivered to such appropriate officer or agent. An action properly taken by written consent in accordance with this Section 4.5 shall be treated for all purposes as a vote taken at a meeting of Investors.

         SECTION 4.6. RECORD DATES

         The Bylaws may include provisions governing the authority of the Board of Directors to establish from time to time a record date for determining the Investors having the right to notice of and to vote at a meeting and any adjournment thereof or the right to receive any dividend or other distribution, or for any other purpose.

         SECTION 4.7. INVESTORS' RIGHTS TO RECORDS

         Any documents which an Investor may have a right to obtain pursuant to the Delaware Act, the 1940 Act or otherwise shall be furnished at the Fund's principal office only after the Investor gives 30 days' prior written notice of its intent to obtain such records, and further subject to such rules and procedures (including with respect to payment of associated expenses, to the extent permitted by law) as the Board of Directors may establish, which may include rules and procedures established after the date of such notice.

         SECTION 4.8. ADDITIONAL PROVISIONS

         The Bylaws may include further provisions for Investors' votes and meetings and related matters.

       ARTICLE 5 - ADMISSION OF INVESTORS; CAPITAL CONTRIBUTIONS; CAPITAL
                             ACCOUNTS; ALLOCATIONS

         SECTION 5.1. ADMISSION OF INVESTORS; CAPITAL CONTRIBUTIONS

         The Board of Directors (or its designated agent) may admit Investors to the Fund from time to time upon the execution by a prospective Investor of an appropriate signature page to this

Agreement or upon the completion and execution by a prospective Investor, and the acceptance of the same by the Board of Directors (or its designated agent), of a Subscription Agreement in a form specified by the Board of Directors (or its designated agent) from time to time (the execution of which shall be deemed to constitute the execution of a signature page to this Agreement). Each such Subscription Agreement shall specify the Capital Contribution to be made by such prospective Investor and shall contain representations and warranties by the prospective Investor as to such prospective Investor's eligibility to purchase an Interest. The Board of Directors (or its designated agent) may adopt procedures from time to time governing the remittance by prospective Investors of Capital Contributions and the receipt and handling of the same by the Fund. The Board of Directors (or its designated agent) may set maximum and minimum amounts from time to time (as well as incremental limits) applicable to each Capital Contribution. The admission of any Person as an Investor in the Fund shall be effective upon the revision of the books and records of the Fund to reflect the name and Capital Contribution of such Investor.

         The Board of Directors (or its designated agent) may also from time to time accept additional Capital Contributions from existing Investors and may adopt procedures relating to the remittance by Investors and receipt and handling of the same by the Fund. The Board of Directors (or its designated agent) may from time to time set maximum and minimum amounts (as well as incremental limits) applicable to each such additional Capital Contribution.

         The Board of Directors (or its designated agent) shall be authorized in its discretion not to accept a Capital Contribution from any Investor or prospective Investor for any reason.

         SECTION 5.2. RIGHTS OF INVESTORS TO CAPITAL

         No Investor shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Investor be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of part or all of such Investor's Interest pursuant to Section 6.3 hereof, (ii) pursuant to the provisions of Section 5.7 or 5.9 or (iii) upon the liquidation of the Fund's assets pursuant to Article 8. No Investor shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

         SECTION 5.3. CAPITAL ACCOUNTS

         (a) A separate Capital Account shall be maintained for each Investor. The opening balance of an Investor's Capital Account shall equal the initial Capital Contribution of such Investor. Thereafter, the Capital Account shall be adjusted as follows:

                  (i). increased by the amount of any additional Capital Contribution made by such Investor to the Fund pursuant to Section 5.1;

                  (ii). increased or decreased, as the case may be, by the amounts allocated to such Capital Account pursuant to Section 5.4, 5.7 or 5.8;

                  (iii). decreased by the sum of the amount of any repurchase of the Interest, or portion thereof, of such Investor and the amount of any cash and the fair market value of any property distributed to such Investor pursuant to Section 5.9 or
         6.3 (but not reinvested) or Article 8; and

                  (iv). decreased for withholding taxes (or other special items not chargeable ratably to all Investors) pursuant to Section 5.5.

         (b) If all or a portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

         SECTION 5.4. ALLOCATION OF NET PROFIT AND NET LOSS

         As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among the Capital Accounts of all Investors, in proportion to their respective opening Capital Account balances for such Fiscal Period (after taking into account any Capital Contributions as of the first day of such Fiscal Period).

         SECTION 5.5. ALLOCATION OF SPECIAL ITEMS

         (a) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, withholding taxes or other tax obligations incurred by the Fund that are attributable to any Investor will be debited against the Capital Account of that Investor as of the close of the Fiscal Period during which the Fund paid those obligations, thereby reducing the amount distributable to the Investor. If the amount of those taxes is greater than the distributable amounts, then the Investor or any successor to such Investor's Interest will be required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess.

         (b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Fund, to the extent determined by the Board of Directors (or its designated agent) to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Investors, shall be charged to only those Investors on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Investors as of the close of the Fiscal Period during which any such items were paid or accrued by the Fund.

         SECTION 5.6. TAX ALLOCATIONS

         The income, gains, losses, deductions and credits of the Fund shall be allocated for federal, state and local income tax purposes among the Investors so as to reflect, in the judgment of the Adviser, the Interests of the Investors in the Fund set forth in this Agreement. The Adviser, in consultation with the Fund's tax advisor, is authorized: (a) to select such tax allocation methods as may in the Adviser's judgment be appropriate to satisfy the requirements of section 704(c) of the Code regarding allocations of gain, income and loss for federal income tax purposes, including without limitation an "aggregate approach" involving "partial netting" or "full netting" with respect to reverse section 704(c) allocations to the extent permitted by Treasury Regulations
Section 1.704-3; (b) to interpret and apply the allocation provisions hereof as providing for a "qualified income offset," "minimum gain chargeback" and such other allocation principles as may be required under section 704 of the Code and applicable regulations (provided that if such principles are applied in making allocations hereunder, subsequent allocations shall be made so as to reverse, to the extent possible in the Adviser's judgment, the effect of the application of such principles); (c) to make special allocations of gain, income or loss to Investors all or part of whose Interests have been repurchased by the Fund; (d) to determine the allocation of specific items of income or loss on a gross rather than net basis; (e) to determine the allocation of specific items of income, gain, loss, deduction and credit of the Fund; and (f) to vary any and all of the foregoing allocation provisions to the extent necessary in the judgment of the Adviser to comply with section 704 of the Code and applicable regulations. The Board of Directors and the Adviser shall each have the power and authority to make all accounting, tax and financial reporting determinations and decisions with respect to the Fund, and such determinations and decisions shall be final and binding on all of the Investors. The Investors are aware of the potential income tax consequences of the allocations made by this Section
5.6 and hereby agree to be bound by the provisions of this Section 5.6 in reporting their shares of Fund income and loss for income tax purposes.

         SECTION 5.7. RESERVES

         Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Investors for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Board of Directors, such reserves to be in the amounts which the Board of Directors, in its sole discretion, deem necessary or appropriate. The Board of Directors or the Adviser may increase or reduce any such reserves from time to time by such amounts as the Board of Directors or the Adviser, each in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Investors at the time when such reserve is created, increased or decreased, as the case may be.

         SECTION 5.8. ALLOCATION OF ORGANIZATIONAL EXPENSES

         Organizational Expenses shall be allocated among and debited against the Capital Accounts of the Investors in any manner approved by the Board of Directors (or its designated agent).

         SECTION 5.9. DISTRIBUTIONS

         The Fund shall, when authorized by the Board of Directors in its sole discretion, make distributions in cash or in kind at any time to all of the Investors on a pro rata basis in accordance with each Investor's Capital Account balance at such time. Notwithstanding the foregoing or any other provision contained in this Agreement, the Fund, and the Board of Directors on behalf of the Fund, shall not be required to make a distribution to an Investor in respect of its Interest if such distribution would violate the Delaware Act or other applicable law.

                     ARTICLE 6 - TRANSFERS AND REPURCHASES

         SECTION 6.1. TRANSFER OF INTERESTS OF INVESTORS

         (a) An Interest or portion thereof may be Transferred only (i) by operation of law resulting from an Investor's death, disability, dissolution, bankruptcy or incompetence or (ii) with the written consent of the Board of Directors or the Adviser, which consent may be withheld in each of its sole discretion and shall not be subject to challenge by any potential assignor or assignee. For the avoidance of doubt this Section 6.1(a) shall not be deemed to restrict actions otherwise permitted by Section 6.3.

         (b) Unless the Board of Directors or the Adviser consults with counsel and counsel confirms that the Transfer will not cause the Fund to be treated as a publicly traded partnership taxable as a corporation (which confirmation shall be obtained at the expense of the transferor), the Board of Directors or the Adviser generally may not consent to a Transfer of an Interest unless the following conditions are met: (i) the transferring Investor has been an Investor of the Fund for at least six months; (ii) the proposed Transfer is to be made on the effective date of an offer by the Fund to repurchase Interests; and (iii) the Transfer is (a) (1) one in which the tax basis of the Interest in the hands of the transferee is expected to be determined, in whole or in part, by reference to its tax basis in the hands of the transferring Investor (e.g., gifts and contributions to family entities) and (2) to members of the transferring Investor's immediate family (siblings, spouse, parents or children) or (b) a distribution from a qualified retirement plan or an individual retirement account.

         (c) Unless otherwise waived by the Board of Directors or the Adviser in each of its sole discretion, any Transfer shall be made only upon the receipt by the Fund of an Opinion of Counsel (which opinion shall be obtained at the expense of the transferor) that the Transfer will be made pursuant to an available exemption from registration under the 1933 Act and applicable state securities laws and of an executed, complete and satisfactory Subscription Agreement. An Investor who Transfers all or any portion of an Interest in any manner may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with the Transfer.

         (d) Any transferee acquiring an Interest by operation of law as a result of the death, disability, dissolution, bankruptcy or incompetence of an Investor or otherwise will be entitled to the allocations and distributions allocable to the Interest so acquired, to Transfer all or any portion of an Interest in accordance with the terms of this Agreement and to tender all or any portion of an Interest for repurchase by the Fund, but will not be entitled to the other rights of an Investor unless and until the transferee becomes a substituted Investor of the Fund. If an Investor Transfers its Interest with the approval of the Board of Directors or the Adviser, the Fund will take all necessary actions so that each transferee or successor to whom the Interest is Transferred is admitted to the Fund as an Investor.

         (e) In subscribing for an Interest, an Investor agrees to indemnify and hold harmless the Fund, the General Partner, the Board of Directors, the Adviser, the Subadviser, each other Investor and their Affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any Transfer made by that Investor in violation of these provisions or any misrepresentation made by that Investor in connection with any Transfer.

         SECTION 6.2. WITHDRAWAL AND EXPULSION OF INVESTORS

         (a) Except as provided below, an Investor may not withdraw from the Fund (whether voluntarily, by operation of law or otherwise) prior to the dissolution and winding up of the Fund except in connection with a transfer of its Interest and substitution of another Person as Investor, or repurchase of such Investor's Interest, pursuant to, and in compliance with, the provisions of
Article 6 of this Agreement.

         (b) An Investor may be expelled as an Investor by the Board of Directors in connection with a repurchase of such Investor's entire Interest pursuant to Section 6.3(b) or 6.3(c).

         (c) After the Fund commences operations, an Investor shall be deemed to have withdrawn from the Fund at such time as such Investor's Capital Account balance is reduced to zero dollars.

         SECTION 6.3. REPURCHASE OF INTERESTS

         (a) Except as otherwise provided in this Agreement, no Investor or other person holding an Interest or portion thereof shall have the right to withdraw, require redemption of such Interest or tender to the Fund for repurchase that Interest or portion thereof. Any repurchases of Interests or portions thereof will be made pursuant to written tenders and at times and on terms and conditions as the Board of Directors may determine in its sole discretion.

         (b) The Board of Directors may cause the Fund to repurchase an Interest or portion thereof of an Investor or any person acquiring an Interest or portion thereof from or through an Investor without consent or other action by the Investor or other person, or cause an Investor to sell all or a portion of its Interest to another Investor or Person, at the most recently calculated net asset valuation of such Investor's Capital Account balance, for any reason deemed advisable by the Board of Directors, including but not limited to situations in which:

                  (i). such an Interest or portion thereof has been transferred in violation of Section 6.1 hereof, or such an Interest or portion thereof has vested in any person other than by operation of law as the result of the death, disability, dissolution, bankruptcy or incompetence of an Investor;

                  (ii). ownership of the Interest or portion of the Interest by an Investor or other person is likely to cause the Fund to be in violation of, or require registration of all or any portion of any Interest under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Fund or any Investor to an undue risk of adverse tax consequence (such as the Fund's no longer being taxed as a partnership rather than an association taxable as a corporation) or other fiscal or regulatory consequences;

                  (iii). continued ownership of the Interest or portion of it by the Investor or other person may be harmful or injurious to the business of the Fund, the Board of Directors, the Adviser or Subadviser or prevent the Adviser or Subadviser from receiving any fees in respect of the Fund or such Investor;

                  (iv). any of the representations and warranties made by an Investor in connection with the acquisition of an Interest or portion of an Interest was not true when made or has ceased to be true;

                  (v). the value of an Investor's Interest is less than an amount that the Board of Directors determines to be a minimum investment in the Fund, or more than an amount that the Board of Directors determines to be a maximum investment in the Fund; or

                  (vi). it would be in the best interests of the Fund, as determined by the Board of Directors in its sole discretion, for the Fund to repurchase such an Interest or portion thereof.

         (c) Repurchases of Interests or portions thereof by the Fund shall be payable at such time and in such manner as the Board of Directors in its discretion shall determine. Payment of the purchase price for an Interest or portion thereof may consist of: (i) cash or a promissory note (which need not bear interest), or a combination thereof, in an amount equal to such percentage, as may be determined by the Board of Directors, of the estimated unaudited net asset value of the Interest (or portion thereof) repurchased by the Fund determined as of the date of such repurchase (the "Initial Payment"); and, if determined to be appropriate by the Board of Directors or if the Initial Payment is less than 100% of the estimated unaudited net asset value of the repurchased Interest, (ii) a contingent payment to be made at a date subsequent to the date of the Initial Payment in cash or a promissory note (which need not bear interest), or a combination thereof, equal to the excess, if any, of (x) the net asset value of the Interest (or portion thereof) repurchased by the Fund as of the date of such repurchase, as subsequently determined (which determination may but need not be based on the audited financial statements of the Fund for the Fiscal Year in which such repurchase was effective) over (y) the Initial Payment. Each Investor, by its execution of this Agreement (or of a Subscription Agreement pursuant to Section 5.1 hereof) hereby expressly grants to the Board of Directors the authority to determine the terms of the promissory notes referred to in the preceding sentence. Notwithstanding anything to the contrary, the Fund, in the discretion of the Board of Directors, may pay all or any portion of the repurchase price in Securities or other property (or any combination of Securities, other property and cash) of equivalent value. All such repurchases shall be subject to any and all conditions as the Board of Directors may impose, including any condition with respect to maintaining a minimum Capital Account balance, and shall be effective as of a date set by the Board of Directors, which date shall be after the date set for receipt by the Fund of all eligible written tenders of Interests or portions thereof. The amount due to any Investor whose Interest or portion thereof is repurchased shall reflect all allocations to be made to such Investor's Capital Account as of the effective date of such repurchase.

         (d) Subject to the approval of the Board of Directors and compliance with the 1940 Act, the Fund may impose a redemption fee in connection with repurchases of Interests (or portions thereof), including a fee applicable to repurchases of Interests (or portions thereof) effected prior to the expiration of a specified period subsequent to an Investor's admission to the Fund.

         SECTION 6.4. CONVERSION TO OPEN END MANAGEMENT INVESTMENT COMPANY

         Notwithstanding any other provisions in this Agreement or the Bylaws, the conversion of the Fund from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act, together with any necessary amendments to this Agreement to permit such a conversion, shall require the affirmative vote or consent of Investors whose Capital Account balances represent in the aggregate at least two-thirds of the total balance of all Capital Accounts entitled to vote on the matter, unless a majority of the Board of Directors and seventy-five percent (75%) of the Directors who are not "interested persons" of the Fund, as such term is defined in the 1940 Act, approve such conversion and related actions. In the event of such approval by the Board of Directors as referred to in the preceding sentence, the 1940 Act shall govern whether and to what extent a vote or consent of Investors shall be required to approve such conversion and related actions. Any requirement for an affirmative vote or consent under this Section 6.4 shall be in addition to any requirement for a vote or consent of the Investors pursuant to applicable law or any agreement between the Fund and any national securities exchange.

                  ARTICLE 7 - TERM AND DISSOLUTION OF THE FUND

         SECTION 7.1. TERM

         Except as otherwise provided in this Section 7.1, the Fund shall have perpetual existence. The Fund shall be dissolved upon the happening of: (i) the written determination of the Board of Directors to dissolve the Fund; (ii) the entry of a decree of judicial dissolution under Section 17-802 of the Delaware Act; or (iii) the withdrawal of the General Partner, unless (a) at such time there remains at least one general partner who elects to continue the business of the Fund, (b) the Board of Directors, by majority vote, elects to continue the business of the Fund and appoint, effective as of the date of the General Partner's withdrawal, one or more additional general partners or (c) within 90 days after the withdrawal, Investors whose Capital Account balances represent in the aggregate at least a majority of the total balance of all Capital Accounts entitled to vote, elect to continue the business of the Fund and appoint, effective as of the date of the General Partner's withdrawal, one or more additional general partners.

         SECTION 7.2. EVENTS NOT CAUSING DISSOLUTION

         The withdrawal, resignation, expulsion, death, insanity, incompetency, bankruptcy, insolvency, dissolution or liquidation of, or the making of an assignment for the benefit of creditors by, or any other act or circumstance with respect to, an Investor shall not cause the dissolution of the Fund; the Investors shall not otherwise have the right to cause a dissolution of the Fund; and the Fund shall continue until dissolved pursuant to Section 7.1 hereof.

                       ARTICLE 8 - LIQUIDATION OF THE FUND

         On dissolution of the Fund, the Board of Directors shall have full power and authority to liquidate and distribute (in cash or in kind) the Net Assets of the Fund to the Investors in accordance with Section 5.9. Any such distribution shall be made solely from the Fund's assets. Each Investor shall be furnished with a statement which shall set forth the assets and liabilities of the Fund as at the date of complete liquidation, and each Investor's share thereof. Following the payment or discharge, or the making of reasonable provision for the payment or discharge, of the Fund's liabilities (including contingent liabilities), and the distribution of the Fund's assets, the Investors shall cease to be such, and a certificate of cancellation for the Fund shall be filed with the office of the Secretary of State of the State of Delaware.

                ARTICLE 9 - ACCOUNTING AND REPORTING PROVISIONS

         SECTION 9.1. BOOKS AND ACCOUNTS

         Consistent with the requirements of applicable law, complete and accurate books and accounts shall be kept and maintained for the Fund at its principal place of business or at such other place as the Board of Directors may determine in its sole discretion. Such books and accounts shall be kept on the accrual basis method of accounting in accordance with generally accepted accounting principles and shall include separate accounts for each Investor. The Fund's accounts shall be kept in U.S. currency unless determined otherwise by the Board of Directors.

         SECTION 9.2. TAX ELECTIONS

         Any election required or permitted to be made by the Fund under the Code is permitted to be made by the Board of Directors or the Adviser, to the extent permitted hereunder, in each of its sole discretion. The Board of Directors or the Adviser is each further permitted to make any tax election (including a "check-the-box" election for a prior period pursuant to Section 7701 of the Code, even if one or more Persons who were Investors during any portion of such prior period are not Investors as of the date of such election) with respect to the Fund on behalf of an Investor or a former Investor. Each Investor hereby consents to any such election.

         SECTION 9.3. TAX MATTERS PARTNER

         The tax matters partner, as defined in Section 6231 of the Code, of the Fund shall be any Investor or such other Person as designated by the Board of Directors (the "Tax Matters Partner"). All expenses incurred by the Tax Matters Partner in connection with the Fund shall be borne by the Fund. Any Person who serves as Tax Matters Partner shall not be liable to the Fund or any Investor thereof for any action it takes or fails to take as Tax Matters Partner with respect to any administrative or judicial proceeding involving "partnership items" (as defined in Section 6231 of the Code) of the Fund, unless such action or failure to act constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such office. The Fund (but not the Investors themselves) shall indemnify the Tax Matters Partner as provided in Section 3.4 to the same extent as if the Tax Matters Partner were a Covered Person.

         SECTION 9.4. VALUATION OF ASSETS

         (a) Except as may be required by the 1940 Act, the Board of Directors shall value or have valued any Securities held by the Fund and any other assets and liabilities of the Fund as of the close of business on the last day of each Fiscal Period (and as of any other date determined by the Board of Directors) in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and which conform to the requirements of the 1940 Act.

         (b) The value of Securities held by the Fund and other assets and liabilities of the Fund determined pursuant to this Section 9.4 shall be conclusive and binding on all of the Investors and all parties claiming through or under them.

                          ARTICLE 10 - GENERAL PARTNER

         SECTION 10.1. GENERAL PARTNER

         The initial General Partner is SEI Funds, Inc., a Delaware corporation. Such General Partner is initially the sole general partner of the Fund and is admitted without acquiring an Interest in the Fund; provided however, that nothing herein shall prevent the General Partner from acquiring an Interest in the Fund, in its capacity as a general partner of the Fund, upon the creation of such interests by the Board of Directors.

         SECTION 10.2. ADDITIONAL GENERAL PARTNERS

         Additional general partners may only be admitted to the Fund with the prior written consent of the General Partner and the Board of Directors or in accordance with Section 7.1 hereof.

         SECTION 10.3. WITHDRAWAL OF GENERAL PARTNER

         The General Partner may withdraw from the Fund at any time, in its sole discretion, by giving one year's prior written notice to the Board of Directors.

         SECTION 10.4. NO RIGHT OF REMOVAL OF GENERAL PARTNER

         No Director or Investor shall have the right, power or authority to remove the General Partner or cause the General Partner to withdraw from the Fund, except to the extent such right, power or authority may be conferred on them by law.

                     ARTICLE 11 - MISCELLANEOUS PROVISIONS

         SECTION 11.1. PRINCIPAL PLACE OF BUSINESS; REGISTERED AGENT AND OFFICE

         The principal business office of the Fund shall be One Freedom Valley Drive, Oaks, PA 19456, or such other place as the Board of Directors may designate from time to time. The Fund may also maintain additional offices at such place or places as the Board of Directors may designate from time to time. The Fund's registered agent and office in Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. At any time, the Board of Directors may designate another registered agent and/or registered office in Delaware.

         SECTION 11.2. FORCE MAJEURE

         Whenever any act or thing is required of the Fund, the General Partner, the Board of Directors or the Adviser hereunder to be done within any specified period of time, the Fund, the General Partner, the Directors or the Adviser, as applicable, shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Fund, the General Partner, the Directors or the Adviser, including, without limitation, bank holidays, actions of governmental agencies and financial crises of a nature materially affecting the purchase and sale of Securities or other property; provided that this provision shall not have the effect of relieving the Fund, the General Partner, the Directors or the Adviser from the obligation to perform any such act or thing.

         SECTION 11.3. APPLICABLE LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

         SECTION 11.4. PROVISIONS IN CONFLICT WITH LAW OR REGULATION

         The provisions of this Agreement are severable, and if the Board of Directors shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the Delaware Act, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Agreement from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination.

         SECTION 11.5. WAIVERS

         No waiver of the provisions hereof shall be valid unless in writing and signed by the party to be bound and then only to the extent therein set forth. Except as specifically herein provided, no failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

         SECTION 11.6. CONSTRUCTION

         (a) The captions used herein are intended for convenience of reference only and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

         (b) As used herein, the singular shall include the plural, the masculine and feminine shall include the neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

         (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         SECTION 11.7. AMENDMENTS

         (a) Except as otherwise provided in this Section 11.7, this Agreement may be amended, in whole or in part, at any time by an instrument in writing signed by a majority of the then Directors (including, if required by the 1940 Act, the vote of a majority of the Directors who are not "interested persons," as that term is defined in the 1940 Act) and, if required by the 1940 Act, the authorization by a vote of a "majority of the outstanding voting securities" of the Fund (or such higher percentage as may be required by the 1940 Act), as such term is defined in the 1940 Act.

         (b) Any amendment that would: (i) increase the obligation of an Investor to make any contribution to the capital of the Fund; or (ii) reduce the Capital Account of an Investor other than in accordance with the provisions of this Operating Agreement, may be made only if (x) the written consent of each Investor adversely affected thereby is obtained prior to the effectiveness thereof or (y) such amendment does not become effective until (A) each Investor has received written notice of such amendment and (B) any Investor objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Directors) to tender its entire Interest for repurchase by the Fund.

         (c) The power of the Board of Directors to amend this Agreement at any time without the consent of the Investors as set forth in paragraph (a) of this Section 11.7 shall specifically include the power to amend this Agreement for the purpose of: (i) changing the name of the Fund; (ii) supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein; (iii) ensuring compliance with applicable laws or regulations; (iv) making changes necessary or advisable under applicable tax laws or regulations; (v) restating this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document; or (vi) making any non-material change.

         (d) The Certificate of Limited Partnership of the Fund may be restated and/or amended by the General Partner, and any such restatement and/or amendment shall be effective immediately upon filing with the office of the Secretary of State of the State of Delaware or upon such future date and time as may be stated therein.

         (e) The Board of Directors shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated in clause (v) of Section 11.7(c) hereof) to each Investor, which notice shall set forth the text of the amendment or a summary thereof and a statement that the text thereof will be furnished to any Investor upon request.

         SECTION 11.8. EXECUTION

         This Agreement may be executed in any number of counterparts, and all such counterparts together shall constitute one agreement binding on all the Investors.

         SECTION 11.9. BINDING EFFECT

         This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided that this provision shall not be construed to permit any assignment or transfer which is otherwise prohibited hereby.

         SECTION 11.10. SEVERABILITY

         If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

         SECTION 11.11. CONFIDENTIAL INFORMATION

         Without the consent of the Board of Directors, which consent may be withheld in its sole discretion, each Investor shall not, and shall use reasonable efforts to ensure that every person connected with or associated with each such Investor (including attorneys, accountants and other advisors) shall not, disclose to any person, firm or corporation (other than such Investor's attorneys, accountants and other advisors for the purpose of monitoring or administering such Investor's investment in the Fund, provided that such attorneys, accountants and other advisors shall be required by such Investor to observe the provisions of this Section 11.11 with respect to such confidential information) or use to the detriment of the Fund or any of the Investors any confidential information concerning the affairs of the Fund, unless required to do so by any applicable law or to comply with applicable regulatory requirements or guidelines, provided that such Investor provides the Fund with prior notice sufficient to afford the Fund an opportunity to contest such disclosure or use in any applicable judicial or administrative forum. Confidential information concerning the Fund shall be construed broadly and shall include, without limitation, information relating to direct or indirect investments made by the Fund, financial reports by the Fund, correspondence of the Fund with Investors, the name and/or address (whether business, residence or mailing) of any other Investor and information communicated to the Fund by investment vehicles in which the Fund has an interest. Each Investor agrees that monetary damage would not be a sufficient remedy for breach of this Section 11.11 by such Investor, and that in addition to any other remedies available to the Fund in respect of such breach, the Fund shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Notwithstanding any provision in this Agreement to the contrary, an Investor (and any employee, representative, or other agent of such Investor) may disclose to any and all persons, without limitation of any kind, information concerning the tax treatment and tax structure of the Fund and its investments and all materials of any kind (including opinions or other tax analyses) that are provided to such Investor relating to such tax treatment and tax structure.

         SECTION 11.12. POWER OF ATTORNEY

         Each Investor, by its execution of this Agreement (or of a Subscription Agreement pursuant to Section 5.1 hereof), hereby irrevocably makes, constitutes and appoints each of the

General Partner, the Fund's Directors and officers and the Adviser as such Investor's true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, acting singly, to make, execute, sign, acknowledge, swear to, record and file: (i) the Certificate of Limited Partnership of the Fund and all amendments thereto required by law or permitted by law and the provisions of this Agreement; (ii) all certificates required or desirable in connection with distributions by the Fund to the Investors and other certificates and instruments deemed advisable by any Director or officer of the Fund or the Adviser to carry out the provisions of this Agreement and any applicable law; (iii) all instruments that any Director or officer of the Fund or the Adviser deems appropriate to reflect an amendment, change or modification of this Agreement in accordance with this Agreement, including, without limitation, the admission of additional Investors or the substitution of assignees as Investors pursuant to the provisions of this Agreement; (iv) all conveyances and other instruments or papers deemed advisable by the Board of Directors, including, without limitation, those to effect a termination of the Fund and those to effect a permitted Transfer of all or a part of such Investor's Interest, or a repurchase of all or part of such Investor's Interest pursuant to Section 6.3; (v) all other instruments, documents or papers which may be required or permitted by law to be filed on behalf of the Board of Directors or the Fund and which are of a ministerial or administrative nature; and (vi) any election described in Section 9.2.

         Each Investor is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Investor's consent. If an amendment to the Certificate of Limited Partnership or this Agreement or any other action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Investor agrees that, notwithstanding any objection that such Investor may assert with respect to such amendment or action, the attorneys in fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be deemed necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Investor is fully aware that each Investor will rely upon the effectiveness of this special power of attorney with a view to the orderly administration of the Fund.

         This power of attorney is a special power of attorney and is coupled with an interest in favor of each of the General Partner, the Fund's Directors and officers and the Adviser and as such shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether the General Partner, the Fund, its Directors or officers or the Adviser have had notice thereof, and shall survive the delivery of a Transfer by an Investor of the whole or any portion of such Investor's Interest, except that where the transferee has been approved by the Board of Directors or Adviser for admission to the Fund as a substituted Investor, this power of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Fund's Directors or officers or the Adviser to execute, acknowledge and file any instrument necessary to effect such substitution.

         SECTION 11.13. MERGER AND CONSOLIDATION; CONVERSION

         (a) The Fund may merge or consolidate with or into one or more limited partnerships formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 17-211 of the Delaware Act.

         (b) Notwithstanding anything to the contrary contained herein, an agreement of merger or consolidation approved in accordance with Section 17-211(b) of the Delaware Act may, to the extent permitted by Section 17-211(g) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new partnership agreement for the Fund if it is the surviving or resulting limited partnership in the merger or consolidation, or (iii) provide that the partnership agreement of any other constituent limited partnership to the merger or consolidation (including a limited partnership formed for the purpose of consummating the merger or consolidation) shall be the partnership agreement of the surviving or resulting limited partnership.

         (c)      The Board of Directors may, without the vote of the Investors,
(i) cause the Fund to convert to a corporation, statutory trust or association, a real estate investment trust, a common-law trust, a general partnership (including a limited liability partnership) or a limited liability company, organized, formed or created under the laws of the State of Delaware, as permitted pursuant to Section 17-219 of the Delaware Act and (ii) in connection with any such conversion, to cause any outstanding Interests to be exchanged or converted into securities of or interests in the business form into which the Fund is converted under or pursuant to any state or federal statute to the extent permitted by law.

         SECTION 11.14. APPLICABILITY OF 1940 ACT AND REGISTRATION STATEMENT

         The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Fund's Registration Statement on Form N-2 filed with the Commission, as amended from time to time, that affect numerous aspects of the conduct of the Fund's business and of the rights, privileges and obligations of the Investors. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and such Registration Statement.

         SECTION 11.15. DISCRETION

         To the fullest extent permitted by law, whenever in this Agreement a Person is permitted or required to make a decision (i) in his, her or its "sole discretion" or "discretion" or under a grant of similar authority or latitude, such Person shall be entitled to consider only such interests and factors as such Person desires, including such Person's own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Investors, or (ii) in its "good faith" or under another express standard, then such Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties named below have executed this Agreement as of the date first written above.

                                               SEI Funds, Inc.
                                               as General Partner

                                               By:______________________________
                                                  Name:
                                                  Title:

                                               SEI Opportunity Fund, L.P.
                                               as Investor

                                               By:______________________________
                                                  Name:
                                                  Title:

Signature Page to Agreement of Limited Partnership of SEI Opportunity Master Fund, L.P.

                                   APPENDIX A

                                   DEFINITIONS

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "1940 Act" shall mean the Investment Company Act of 1940, as amended.

         "Adviser" shall mean the Person or Persons selected from time to time by the Board of Directors to provide investment advisory or investment management services pursuant to an investment management agreement and which Person is, initially, SEI.

         "Affiliate" shall mean, with respect to any Person, a Person controlling, controlled by or under common control with such Person. For this purpose, "control" shall have the definition given in the 1940 Act.

         "Agreement" shall be as defined in the preamble hereof.

         "Board of Directors" shall be as defined in Section 3.1(a).

         "Business Day" shall mean any day on which the New York Stock Exchange is open for business or such other day classified as a business day according to such criteria as the Board of Directors may in its absolute discretion adopt from time to time.

         "Bylaws" shall mean the By-Laws of the Fund, as adopted by the Board of Directors and as from time to time in effect.

         "Capital Account" shall mean, as to each Investor, the capital account maintained on the books of the Fund for such Investor.

         "Capital Contribution" shall mean, as to each Investor as of the time of determination, the sum of the Investor's initial capital contribution to the Fund pursuant to Section 5.1 and further amounts contributed to the Fund by the Investor. In no event shall the Capital Contribution of an Investor include any cash paid or contributed to the Fund denominated in this Agreement or otherwise as fees, expenses, interest or penalties, regardless of the treatment of such amounts for federal income tax purposes.

         "Certificate of Conversion from a Limited Liability Company to a Limited Partnership" shall mean the certificate of conversion from a limited liability company to a limited partnership filed with the office of the Secretary of State of the State of Delaware by the Fund under the name "SEI Opportunity Master Fund, LLC" to effectuate the conversion of the Fund from a Delaware limited liability company to a Delaware limited partnership pursuant to
Section 18-216 of the Delaware LLC Act.

         "Certificate of Limited Partnership" shall mean the certificate of limited partnership filed on behalf of the Fund with the office of the Secretary of State of the State of Delaware as required under the Delaware Act to form the Fund and any and all amendments and corrections thereto and restatements thereof.

         "Closing Date" shall mean the first date on which Persons are admitted as Investors of the Fund, which date shall be determined by the Adviser in its sole discretion.

         "Code" shall mean the United States Internal Revenue Code of 1986, as from time to time amended, and any successor thereto.

         "Commission" shall mean the United States Securities and Exchange Commission or any successor thereto.

         "Covered Person" shall be as defined in Section 3.4(a).

         "Delaware Act" shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Sections 17-101-17-1111, as amended from time to time, and any legislative enactment which may replace or supersede such Act.

         "Delaware LLC Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101-18-1109, as in effect on the date hereof.

         "Director" shall be as defined in Section 3.1(b).

         "Fiscal Period" shall mean the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending on such date as is determined by the Board of Directors or the Adviser from time to time.

         "Fiscal Year" shall be as defined in Section 2.4.

         "Fund" shall be as defined in the preamble hereof.

         "Fund Expenses" shall mean all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Fund, or in connection with the management thereof, including, but not limited to, the General Partner's compensation, the Directors' compensation and such expenses and charges for the services of the Fund's General Partner, officers, employees, any investment adviser of the Fund, any Director, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent and such other agents or independent contractors and such other expenses and charges (including Organizational Expenses) as the Board of Directors may deem necessary or proper to incur.

         "General Partner" shall mean, initially, SEI Funds, Inc., and any duly admitted successor, and any additional party admitted, as general partner of the Fund.

         "Initial Payment" shall be as defined in Section 6.3(c).

         "Interest" means the entire ownership interest in the Fund at any particular time of an Investor, or other person to whom an Interest or portion thereof has been Transferred pursuant to Section 6.1 hereof, including the rights and obligations of such Investor or other person under this Agreement and the Delaware Act.

         "Investor" shall mean any Person who is admitted to the Fund as a limited partner.

         "Net Assets" shall mean the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund.

         "Net Profit" or "Net Loss" shall mean, for a Fiscal Period, the amount by which the Net Assets as of the close of business on the last day of such Fiscal Period (determined after giving effect to all fees and expenses, including accrued and unpaid management fees, if any, but before giving effect to any distributions and repurchases on such date) exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (determined after giving effect to any distributions or repurchases for the preceding Fiscal Period and Capital Contributions for the current Fiscal Period) or, with respect to the initial Fiscal Period of the Fund, at the close of business on the Closing Date, such amount to be adjusted to exclude any items to be allocated among the Capital Accounts of Investors on a basis which is not in accordance with their proportionate opening Capital Account balances for such Fiscal Period.

         "Opinion of Counsel" shall mean an opinion in writing and in form and substance reasonably satisfactory to the Adviser, signed by legal counsel either chosen by the Adviser or, if chosen by an Investor, reasonably satisfactory to the Adviser.

         "Organizational Expenses" shall mean expenses incurred by the Fund in connection with its formation (including its conversion from a Delaware limited liability company to a Delaware limited partnership), its initial registration as a closed-end investment company under the 1940 Act with the Commission and the initial offering of Interests.

         "Person" shall include a corporation, limited liability company, association, organization, joint venture, partnership, trust or individual.

         "Security" means any "security" (as that term is defined in Section 2(a)(36) of the 1940 Act), any contracts for forward or future delivery of any such security, any currency or any commodity, all manner of derivative instruments and any contracts based on any index or group of securities, currencies or commodities, and any options on any of the foregoing.

         "SEI" shall be as defined in Section 3.3.

         "Subadviser" shall mean any Person or Persons who from time to time shall have contracted with the Adviser to provide investment advisory or investment management services to the Fund pursuant to an investment subadvisory agreement.

         "Subscription Agreement" shall mean, as to each Investor, the subscription agreement or other instrument delivered by such Investor and accepted by the Board of Directors (or its designated agent) in respect of such Investor's investment in the Fund.

         "Tax Matters Partner" shall be as defined in Section 9.3.

         "Transfer" shall mean the assignment, transfer, sale, mortgage, encumbrance, pledge, conveyance or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

         "Treasury Regulations" shall mean the federal income tax and procedure and administration regulations as promulgated by the U.S. Treasury Department, as in effect from time to time.

                                     PART B

         Part B of this Registration Statement should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

         Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Fund's Registration Statement on Form N-2.

         ITEM 14. COVER PAGE.

         Not applicable.

         ITEM 15. TABLE OF CONTENTS.

         Not applicable.

         ITEM 16. GENERAL INFORMATION AND HISTORY.

         Not applicable.

         ITEM 17. INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains basic information about the investment objective, policies and limitations of the Master Fund. This Part B supplements the discussion in Part A of the investment objective, policies, and limitations of the Master Fund.

         Information on the fundamental investment policies and the non-fundamental investment policies and limitations of the Master Fund, the types of investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund's investment process, is incorporated by reference from the sections entitled "Investment Objective and Strategies" and "Risk Factors" in the Feeder Fund's prospectus, and from the sections entitled "Additional Investment Policies," "Fundamental Investment Policies," and "Additional Information on Investment Techniques of Hedge Funds and Related Risks" in the Feeder Fund's statement of additional information (the "Feeder Fund SAI"), included in the Feeder Fund's Registration Statement on Form N-2.

         ITEM 18. MANAGEMENT.

         Approval of the Agreements with the Adviser and Sub-Adviser

         In determining to approve the Master Fund's Investment Advisory Agreement and Investment Sub-Advisory Agreement (the "Sub-Advisory Agreement"), the Directors considered information provided by the Adviser and Pacific Alternative Asset Management Company, LLC, the Master Fund's sub-adviser (the "Sub-Adviser" and, together with the Adviser for purposes of this section, the "Investment Advisers") relating to the education, experience and number of investment professionals and other personnel providing services under their respective agreements. The Directors evaluated the level of skill required to manage the Master Fund and concluded that the human resources of the Investment Advisers were appropriate to fulfill effectively each Investment Adviser's duties under their respective agreements. The Directors also considered the business reputation of each Investment Adviser and its financial resources. In connection with the Sub-Advisory Agreement, the Directors considered the Sub-Adviser's in-house research capabilities as well as other resources available to its personnel. The Directors concluded that the Sub-Adviser's investment process, research capabilities and philosophy were well suited to the Master Fund, given the Master Fund's investment objectives and policies.

         The Directors considered the scope of the services to be provided by the relevant Investment Adviser to the Master Fund under each agreement relative to services provided by third parties to other investment funds. The Directors concluded that the scope of each Investment Adviser's services to the Master Fund was likely to be consistent with the Master Fund's operational requirements, including, in addition to its investment objective, compliance with the Master Fund's investment restrictions, tax and reporting requirements and related Investor services.

         The Directors evaluated each Investment Adviser's record with respect to regulatory compliance. The Directors also evaluated the procedures of each Investment Adviser designed to fulfill each Investment Adviser's fiduciary duty to the Master Fund with respect to possible conflicts of interest, including the Investment Advisers' codes of ethics (regulating the personal trading of its officers and employees) and the record of each Investment Adviser in these matters. The Directors also received information concerning the procedures by which the Sub-Adviser allocates trades among its various investment advisory clients and its standards with respect to the execution of portfolio transactions.

         The Directors reviewed the performance record of the Sub-Adviser over various periods, under different market conditions and during different legs of the market cycle. The Directors concluded that the expected scope and quality of each Investment Adviser's services was sufficient to merit approval of each agreement.

         In reaching that conclusion, the Directors also gave substantial consideration to the fees payable under each agreement. The Directors reviewed information concerning fees paid to investment advisers of similarly-managed funds. The Directors also considered the fees of the Master Fund as a percentage of assets at different performance and asset levels and possible economies of scale to each Investment Adviser. For these purposes, the Directors took into account not only the fees to be paid by the Master Fund directly to the Adviser and indirectly to the Sub-Adviser, but also so-called "fallout benefits" to each Investment Adviser such as reputational value derived from serving as investment adviser or sub-adviser to the Master Fund. In evaluating the Master Fund's proposed advisory and subadvisory fees, the Directors also took into account the complexity of investment management for the Master Fund relative to other types of funds. Based on the foregoing, the Directors concluded that the fees to be paid to the Adviser under the Investment Advisory Agreement and to the Sub-Adviser under the

Sub-Advisory Agreement were fair and reasonable, given the scope and quality of the services rendered by each Investment Adviser thereunder.

         Other Information


         Information about the Directors and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the Directors, and the committees of the Master Fund is incorporated by reference from the section titled "Management" in the Feeder Fund SAI included in the Feeder Fund's Registration Statement on Form N-2.


         ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         None.

         ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES.


         Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled "Management" in the Feeder Fund's prospectus and the Feeder Fund SAI, respectively, and the section entitled "Investment Advisory and Other Services" in the Feeder Fund SAI, included in the Feeder Fund's Registration Statement on Form N-2.


         ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES.

         A description of the Master Fund's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Portfolio Transactions" in the Feeder Fund's prospectus included in the Feeder Fund's Registration Statement on Form N-2.

         ITEM 22. TAX STATUS.

         Information on the taxation of the Master Fund is incorporated by reference from the section entitled "Tax Considerations" in the Feeder Fund's prospectus included in the Feeder Fund's Registration Statement on Form N-2.

         ITEM 23. FINANCIAL STATEMENTS.

         The Master Fund will issue a complete set of financial statements on an annual basis prepared in accordance with generally accepted accounting principles.

                                     PART C

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

         1.   Financial Statements

              In Part A:     Not applicable.

              In Part B:     Independent Auditor's Report;
                             Statement of Assets and Liabilities;
                             Notes to Statement of Assets and Liabilities, each to be filed by amendment

         2.   Exhibits:

              (a)(i) Agreement of Limited Partnership (the "Partnership Agreement") of SEI Opportunity Master Fund, L.P. (the "Fund"), filed herewith.

              (a)(ii) Certificate of Limited Partnership of the Fund, filed herewith.

              (b)           By-Laws of the Fund, filed herewith.

              (c)           Not applicable.

              (d) See Articles 4 through 6 of the Partnership Agreement (Exhibit 2(a)(i) hereto) and Section 2 of the Fund's By-Laws (Exhibit 2(b) hereto).

              (e)           Not applicable.

              (f)           Not applicable.

              (g)(i) Investment Advisory Agreement between the Fund and SEI Investments Management Corporation (the "Adviser"), filed herewith.

              (g)(ii) Investment Sub-Advisory Agreement between the Adviser and Pacific Alternative Asset Management Company, LLC (the "Sub-Adviser"), filed herewith.

              (h)           Not applicable.

              (i)           Not applicable.

              (j) Custodian Services Agreement between the Fund and SEI Private Trust Company, filed herewith.

              (k) Administration Agreement between the Fund and SEI Investments Global

                            Funds Services, filed herewith.

              (l)           Not applicable.

              (m)           Not applicable.

              (n)(i) Opinion and Consent of Ropes & Gray LLP on tax matters, filed herewith.

              (n)(ii) Consent of Independent Auditors, to be filed by amendment.

              (o)           Not applicable.


              (p) Agreement regarding provision of initial capital, to be filed by amendment.


              (q)           None.

              (r) Codes of Ethics of the Fund, the Adviser and the Sub-Adviser, filed herewith.

ITEM 25. MARKETING ARRANGEMENTS

         Not applicable.

ITEM 26. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Blue Sky Fees and Expenses (including fees of counsel) ........... $ 10,000
Administration Fees and Expenses        .......................... $275,000
Legal Fees and Expenses                 .......................... $ 25,000
Offering Expenses                       .......................... $  8,750
Miscellaneous                           .......................... $ 76,000


TOTAL                                   .......................... $397,750

ITEM 27. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND

         None.

ITEM 28. NUMBER OF HOLDERS OF SECURITIES

         At the time of the filing of this Registration Statement, there are no securities of the Fund outstanding.

ITEM 29. INDEMNIFICATION

         The Fund's Partnership Agreement (Exhibit 2(a)(i) hereto) provides for indemnification of the Fund's Directors and officers. The effect of these provisions is to provide indemnification for each of the Fund's Directors and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such Director or officer may be involved by reason of being or having been a Director or officer, except with respect to any matter as to which such Director or officer shall have been finally adjudicated to be liable to the Fund or its investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Director's or officer's office.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to Directors, officers and controlling persons of the Fund pursuant to the foregoing provisions, or otherwise, the Fund has been advised that in the opinion of the Securities and Exchange Commission (the "SEC"), such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Fund of expenses incurred or paid by a Director, officer or controlling person of the Fund in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Fund will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 30. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

         (a) The Adviser is the investment adviser to the Fund, and its business is summarized in Part A and Part B of this Registration Statement under the sections entitled "Management." Information as to any other businesses, professions, vocations or employments of a substantial nature engaged in by officers of the Adviser during the last two fiscal years is incorporated by reference to Form ADV filed by the Adviser with the SEC under the Investment Advisers Act of 1940, as amended (SEC File No. 801-24593).

         (b) The Sub-Adviser is the sub-adviser to the Fund, and its business is also summarized in Part A and Part B of this Registration Statement under the sections entitled "Management." Information as to any other businesses, professions, vocations or employments of a substantial nature engaged in by officers of the Sub-Adviser during the last two fiscal years is incorporated by reference to Form ADV filed by the Sub-Adviser with the SEC under the Investment Advisers Act of 1940, as amended (SEC File No. 801-57416).

ITEM 31. LOCATION OF ACCOUNTS AND RECORDS

         Persons maintaining physical possession of accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are: the Fund's investment adviser, SEI Investments Management Corporation; the Fund's sub-adviser, Pacific Alternative Asset Management Company, LLC; the Fund's administrator, SEI Investments Global Fund Services; and the Fund's custodian, SEI Private Trust Company. The address of each of the Adviser, the Administrator and the Custodian is One Freedom Valley Drive, Oaks, Pennsylvania, 19456. The address of the Sub-Adviser is 2030 Main Street, Suite 500, Irvine, California 92614.

ITEM 32. MANAGEMENT SERVICES

         There are no management-related service contracts not discussed in Parts A and B of this Registration Statement.

ITEM 33. UNDERTAKINGS

         Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oaks, and The Commonwealth of Pennsylvania, on the 1st day of October, 2003.

                                               SEI OPPORTUNITY MASTER FUND, L.P.

                                               By: /s/ Todd B. Cipperman
                                                   -----------------------------
                                                   Name:  Todd B. Cipperman
                                                   Title: Vice President

                                  EXHIBIT INDEX


2(a)(i)       Agreement of Limited Partnership of the Fund

2(a)(ii)      Certificate of Limited Partnership of the Fund

2(b)          By-Laws of the Fund

2(g)(i)       Form of Investment Advisory Agreement

2(g)(ii)      Form of Investment Sub-Advisory Agreement

2(j)          Form of Custodian Services Agreement

2(k)          Form of Administration Agreement

2(n)(i)       Opinion and Consent of Ropes & Gray LLP

2(r) Codes of Ethics of the Fund, the Adviser and the Sub-Adviser